Exhibit 99.1

Contact:	Scott J. Bowman
Senior Vice President &
Chief Financial Officer
(205) 942-4292

HIBBETT PROVIDES BUSINESS UPDATE
AND ANNOUNCES SECOND QUARTER CONFERENCE CALL

•	Comparable Store Sales Decrease 1.1% in Second Quarter
•	Second Quarter EPS Expected to be in the Range of $0.26 to $0.28 Per Diluted Share

BIRMINGHAM, Ala. (August 10, 2015) – Hibbett Sports, Inc. (NASDAQ/GS: HIBB), a sporting goods retailer, today provided preliminary results for the second quarter ended August 1, 2015.

Preliminary Unaudited Second Quarter Results
Net sales for the 13-week period ended August 1, 2015 increased 2.8% to $199.3 million compared with $193.9 million for the 13-week period ended August 2, 2014.  Comparable store sales decreased 1.1% for the second quarter of Fiscal 2016 compared with the second quarter of Fiscal 2015.

Based on preliminary second quarter results, earnings per diluted share for the 13-week period ended August 1, 2015 are expected to be in the range of $0.26 to $0.28 compared with $0.32 reported for the 13-week period ended August 2, 2014.  Hibbett Sports plans to report full second quarter results on August 21, 2015.

Jeff Rosenthal, President and Chief Executive Officer, stated, "For the second quarter, comparable store sales were softer than expected.  While we anticipated slower sales due to 10 states delaying their tax-free weekend by one week (from the last weekend in fiscal July in the prior year to the first week of fiscal August this year), there also was underlying business softness.  Details about sales trends in early August and our future outlook will be discussed when we report full second quarter results on August 21, 2015."

Hibbett plans to issue its second quarter earnings release before the market opens on August 21, 2015, and will host a conference call later that same day at 10:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 271-4651.  A replay of the conference call will be available until August 28, 2015, by dialing (402) 977-9140 and entering the passcode, 21770267.

The live broadcast of Hibbett's quarterly conference call will be available online at www.hibbett.com under Investor Relations on August 21, 2015, beginning at 10:00 a.m. ET.  The online replay will follow shortly after the call and be available for replay for one year.

Hibbett Sports, Inc. operates sporting goods stores in small to mid-sized markets, predominately in the South, Southwest, Mid-Atlantic and Midwest regions of the United States.  The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in strip centers and enclosed malls.

A WARNING ABOUT FORWARD LOOKING STATEMENTS:  Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.  Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate.  For example, our forward looking statements include statements regarding earnings per diluted share.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition.  For a discussion of these factors, as well as others which could affect our business, you should carefully review our Annual Report and other reports filed from time to time with the Securities and Exchange Commission, including the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on March 31, 2015 and in our Quarterly Report on Form 10-Q filed on June 8, 2015. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.  We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

END OF EXHIBIT 99.1